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                                                                   Exhibit 10.33

                               BAY NETWORKS, INC.

                         SIGN-ON STOCK OPTION AGREEMENT


           1. Grant of Option. Bay Networks, Inc. (the "Company"), hereby grants an option (the "Option") to purchase 500,000 shares of common stock of the Company to David L. House (the "Optionee") on the October 30, 1996 (the "Grant Date"), with an exercise price of $18.375, purchasable as set forth in and subject to the terms and conditions of this Option. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). The shares covered by this Option shall be registered by the Company on Form S-8 prior to the date of any vesting.

           2. Non-Statutory Stock Option. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

           3. Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Company's Board of Directors (the "Board") and/or by a duly appointed committee of the Board. Any subsequent reference to the Board shall also mean the committee if such committee has been appointed. All determinations by the Board shall be final and binding upon all persons having an interest in the Option.

           4. Term of Option, Continuous Relationship with the Company Required.

               (a) Term of Option. The Option term is 18 months from the date of grant of the Option, subject to automatic 90 day extensions, which may be multiple, upon notice to the Company by Optionee that Optionee has reasonably deemed it imprudent to exercise the option or sell the shares covered by the Option by virtue of such actions potentially giving rise to liability to litigation (the "Expiration Date").

               (b) Except as otherwise provided in this Section 4, this Option may not be exercised unless the Optionee, at the time he exercises this Option, is, and has been at all times since the of grant of this Option, an employee, officer of, or consultant or advisor to, the Company (an "Eligible Optionee").

           5. Exercise and Vesting of Option.

               (a) Right to Exercise. The Option shall be immediately exercisable in its entirety, subject to the Optionee's agreement that any unvested shares purchased upon exercise are subject to the Company's repurchase right set forth in Section 11


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below ("Unvested Share Repurchase Option"). Except as provided in Section 5(e)
below, the Option may be exercised on or before the Expiration Date and only in accordance with the terms of this Option Agreement. The certificate or certificates for the shares as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

               (b) Vesting of Shares. Shares subject to the Option shall vest in the Optionee on the date occurring one year after the Grant Date ("the Vesting Date"). Unless otherwise set forth in this Agreement, prior to the Vesting Date no shares subject to the Option shall vest in the Optionee. Accordingly, prior to the Vesting Date all shares acquired by the Optionee shall be subject to the Unvested Share Repurchase Option.

               In the event of (a) a merger in which the Company is not the surviving corporation; (b) a merger in which the Company is the surviving corporation where the stockholders before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company; or (c) the sale or exchange of all or substantially all of the Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in Section 424(f) of the Code) (a "Change of Control"), then all of the Option shares shall become vested.

               If Optionee's employment with the Company terminates involuntarily or if Optionee terminates his employment with the Company voluntarily for "Good Reason" as defined in section 6 of Optionee's Employment Agreement with the Company dated October 29, 1996, or if the Optionee dies or becomes partially or permanently disabled while employed by the Company and the Company appoints a new Chairman of the Board, President or Chief Executive Officer or takes any action that would constitute "Good Reason" under the Employment Agreement, prior to the Option shares becoming vested, then all of the Option shares shall become vested immediately.

               (c) Exercise Procedure. Subject to the conditions set forth in this Agreement, this Option shall be exercised by the Optionee's delivery of written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 6 of this Agreement. Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.

               (d) Exercise Period Upon Termination of Relationship with the Company. If the Optionee ceases to be an Eligible Optionee for any reason, then, except as provided in paragraphs 5(e) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Expiration Date), provided


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that this Option shall be exercisable only to the extent that the Option was unexercised and vested on the date of such cessation. The Company's obligation to deliver shares upon the exercise of this Option shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements, arising by reason of this Option being treated as a nonstatutory stock option or otherwise.

               (e) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 422(e)(3) of the Code) prior to the Expiration Date while he is an Eligible Optionee, or if the Optionee dies within three months after the Optionee ceases to be an Eligible Optionee, this Option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (whether or not such exercise occurs before the Expiration Date), by the Optionee, the Optionee's guardian or legal representative, or by the person to whom this Option is transferred by will or the laws of descent and distribution, provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Optionee and vested on the date of his death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this Option, shall be deemed to include the Optionee's legal guardian or the estate of the Optionee or any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of the death of the Optionee.

           6.  Payment of Purchase Price.

               (a) Method of Payment. Payment of the purchase price for shares purchased upon exercise of this Option shall be made (i) by delivery to the Company of cash or a check made payable to the order of the Company in an amount equal to the purchase price of such shares, (ii) subject to the consent of the Company, by delivery to the Company of shares of common stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares being acquired, (iii) by cash for a portion of the purchase price not less than the par value of the shares being acquired and the Optionee's promissory note for the balance of the purchase price, (iv) by Immediate Sales Proceeds, as defined below, or (v) by any combination of the foregoing. If the Option being exercised is not vested, written notice shall also be accompanied by an executed copy of the then current form of escrow instructions as required pursuant to Section 10.

           "Immediate Sales Proceeds" shall mean the assignment in a form acceptable to the Company of the proceeds of a sale of some or all of the shares acquired upon the exercise of the Option pursuant to a program and/or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve any such program and/or procedure.


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           Notwithstanding the foregoing, the Option may not be exercised by the tender of the Company's stock to the extent such tender of stock would constitute a violation of applicable law, and unless otherwise specified by the Board at the time the Option is granted, the promissory note permitted in (iii) above shall be a full recourse note in a form satisfactory to the Company, with principal payable in four equal annual installments with the first installment due on the Vesting Date and the last installment due three years from the Vesting Date, provided, however, that the Optionee shall tender payment of, and the principal balance of the promissory note shall be reduced by, all principal which is due and payable as of the date on which the Option is exercised. Interest on the principal balance of the promissory note shall be payable in annual installments at the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. Such recourse promissory note shall be secured by the shares of stock acquired pursuant to the then current form of joint escrow instructions as approved by the Company and subject to Optionee entering into a restricted stock purchase agreement with the Company with respect to any unvested shares. At any time the Company is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations. Except as the Company in its sole discretion shall determine, the Optionee shall pay the unpaid principal balance of the promissory note and any accrued interest thereon upon termination of the Optionee's employment with the Company for any reason, with or without cause. Except as the Company and the Optionee otherwise agree, exercise of the Option following the Optionee's termination of employment with the Company may not be made by delivery of a promissory note as provided in this Section 6(a).

               (b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company's common stock or other non-cash consideration which may be delivered to the Company in exercise of this Option shall be determined in good faith by the Board.

               (c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises Options by delivery of shares of common stock of the Company, the certificate or certificates representing the shares of common stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of common stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this Option.

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               (d) Restrictions on Use of Option Stock. Notwithstanding the
foregoing, no shares of common stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this Option if the shares to be so tendered were acquired within 12 months before the date of such tender, through the exercise of an Option granted under this Agreement or any stock option or restricted stock plan of the Company.

            7. Delivery of Shares; Compliance With Securities Laws, Etc.

               (a) General. Upon payment of the Option price for the number of shares purchased, the Company shall make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

               (b) Listing, Qualification, Etc. This Option shall be subject to the requirement that if counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors.

           8. Nontransferability of Option. This Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this Option may be transferred (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null and void.

           9. No Special Employment or Similar Rights. Nothing contained in this Option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment or other relationship of the Optionee with the Company for the period within which this Option may be exercised.

           10. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this

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Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12 of this Agreement.

           11. Unvested Share Repurchase Option. In the event the Optionee's employment with the Company is terminated for any reason, with or without cause, or if the Optionee or the Optionee's legal representative or other holder of shares acquired pursuant to the Option attempts to sell, exchange, transfer, pledge or otherwise dispose of any shares acquired upon exercise of the Option which have not vested in the Optionee pursuant to Section 4(c), other than pursuant to a "Sale of the Company" as defined below, the Company shall have the right to repurchase the unvested shares under the terms and subject to the conditions set forth in this Section 11.

            (a) Escrow. To ensure that the unvested shares will be available for repurchase, the Optionee shall deposit the certificates evidencing the shares which the Optionee purchases upon exercise of an option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. The Company shall bear the expenses of the escrow.

            (b) Exercise of Unvested Share Repurchase Option. The Company may exercise the Unvested Share Repurchase Option by written notice to the escrow agent and to the Optionee or the Optionee's legal representative within 60 days after such termination (or exercise of the Option, if later) or after the Company has received notice of the attempted disposition. If the Company fails to give notice within such 60 day period, the Unvested Share Repurchase Option shall terminate unless the Company and the Optionee have extended the time for the exercise of the Unvested Share Repurchase Option. The Unvested Share Repurchase Option must be exercised, if at all, for all of the Unvested Shares except as the Company and the Optionee otherwise agree.

            (c) Payment for Shares and Return of Shares. Payment by the Company to the escrow agent on behalf of the Optionee or the Optionee's legal representative shall be made in cash within 60 days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any promissory note of the Optionee to the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share of stock being purchased by the Company shall be an amount equal to the Optionee's original cost per share as adjusted pursuant to
Section 12. Within 30 days after payment by the Company, the escrow agent shall deliver the shares which the Company has purchased to the Company and shall deliver the payment received from the Company to the Optionee.

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            (d) Assignment of Unvested Share Repurchase Option. The Company
shall have the right to assign the Unvested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Board.

            (e) Transfers Not Subject to the Unvested Share Repurchase Option. The Unvested Share Repurchase Option shall not apply to a transfer to the Optionee's ancestors, descendants or spouse or to a trustee for the benefit of the Optionee or the Optionee's ancestors, descendants or spouse, provided that such transferee shall agree in writing (in a form satisfactory to the Board) to take the stock subject to all the terms and conditions of this Section 11 providing for an Unvested Share Repurchase Option.

            (f) Release from Escrow. As soon as practicable after the expiration of the Unvested Share Repurchase Option and after full repayment of any promissory note secured by the shares in escrow, the escrow agent shall deliver to the Optionee the shares no longer subject to such restriction and no longer security for any promissory note.

            (g) Stock Dividends Subject to Stock Option Agreement. If there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which Optionee is entitled by reason of Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Unvested Share Repurchase Option and any security interest held by the Company with the same force and effect as the shares subject to the Unvested Share Repurchase Option and such security interest immediately before such event.

           12. Adjustment Provisions.

            (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of common stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of common stock or other securities, an appropriate and proportionate adjustment may be made in the number and kind of shares or other securities subject to any then outstanding options under this Agreement, and the price for each share subject to any then outstanding options, without changing the aggregate purchase price as to which such options remain exercisable.

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               (b) Board Authority to Make Adjustments. Any adjustments under this Section 12 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments.

           13. Mergers, Consolidation, Distributions, Liquidations, Etc. In the event of a merger or consolidation or sale of all or substantially all of the assets of the Company in which outstanding shares of common stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company (a "Sale of the Company"), prior to the Expiration Date or termination of this Option, the Board of Directors of the Company, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation assume the Company's rights and obligations under this Stock Option Agreement. Any Options which are neither exercised as of the date of the Sale of the Company nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be, shall terminate effective as of the date of the Sale of the Company.

           14. Withholding Taxes. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and other amounts payable to the Optionee by the Company, and otherwise shall make adequate provision for federal, state and local tax withholding obligations of the Company, if any, which arise in connection with the Option including, without limitation, obligations arising upon (i) the exercise of the Option in whole or in part,
(ii) any transfer, in whole or in part, of any shares acquired on exercise of the Option, (iii) the operation of any federal or state law providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option.

           15. Legends. The Company may at any time place legends referencing the Unvested Share Repurchase Option set forth in Section 11, and any applicable federal and/or state securities restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Option in the possession of the Optionee in order to effectuate the provisions of this Section
15. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN UNVESTED SHARE REPURCHASE OPTION SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

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           16. Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

           17. Amendment or Termination. The Board may at any time amend or terminate the Option; provided, however, that no such amendment or termination may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee.

           18. Integrated Agreement. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among the Optionee and the Company other than those as set forth or provided for herein.

           19. Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.


Optionee's signature below indicates acceptance of the grant and the terms of the Agreement.


/s/  ARTHUR CARR                                              EFFECTIVE 10/29/96
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For Bay Networks, Inc.                                        Date


/s/  DAVID L. HOUSE                                           EFFECTIVE 10/29/96
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Optionee                                                      Date

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